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                                                                   EXHIBIT 10.30


                      ASSIGNMENT AND ASSUMPTION AGREEMENT

         This ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of June 1, 2004 by and between MAYFLOWER VEHICLE SYSTEMS PLC (IN ADMINISTRATION), formerly MOTOR PANELS (COVENTRY) PLC, a United Kingdom corporation whose registered office is Hill House, 1 Little New Street, London, EC4A 4TR, England, ("Assignor") and MAYFLOWER VEHICLE SYSTEMS, INC., a Delaware corporation whose principal offices are located at 37900 Interchange Drive Farmington Hills, Michigan 48223 ("Assignee").

Recitals:

         1. Reference is made to the following documents attached to and made a part of this Agreement hereinafter referred to collectively as the "Boyd Employment Contract".

                  (i) Service Contract dated March 1, 1993 between Assignor and Mr. William Gordon Boyd ("Mr. Boyd");

                  (ii) Letter dated January 7, 2002 from Assignor's ultimate parent company, The Mayflower Corporation plc to Mr. Boyd stating the terms on which Mr. Boyd would take up residency in the United States and accept the position of Assignee's President and Chief Executive Officer;

                  (iii) Letter dated January 27, 2004 from Assignee to Mr. Boyd describing Mr. Boyd's participation in Assignee's Loyalty Bonus Program.

         2. Mr. Gordon Boyd was assigned in 2002 to direct the operations of Assignee in the United States after having been employed since 1993 by Assignor in the United Kingdom.

         3. Mr. Boyd is currently employed on a fulltime basis as the President and Chief Executive Officer of Assignee, with responsibility for the overall management and direction of the operations of Assignee and its subsidiaries;

         4. It is the desire and intention of the parties that Mr. Boyd continue to serve as Assignee's President and Chief Executive Officer as Assignee's employee under the terms and conditions of the Boyd Employment Contract in effect and application on the date of this assignment, inclusive of any of Assignee's policies with regard to the employment and remuneration of its senior officers to which Mr. Boyd may have become subject since his assumption of his role as chief executive officer of Assignee.

         5. Nicholas James Dargan, Andrew Philip Perters and William Kenneth Dawson ("the Administrators") were appointed Joint

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         Administrators of the Assignor by the High Court in London on 31 March
         2004.

NOW THEREFORE, the parties agree as follows:

         Assignor hereby assigns to Assignee, effective immediately, all of Assignor's rights, obligations and interest under the Boyd Employment Contract, taking into account the job description, salary and other remuneration in effect as of the effective date of this assignment, and Assignee hereby accepts such assignment, as described above and agrees to assume and become subject to any and all obligations, liabilities, and conditions of Assignor under the Boyd Employment Contract. Such assignment and assumption shall relieve Assignor of direct liability for the due performance of all of Assignor's obligations under the Boyd Employment Agreement in effect as of the date of this assignment.

         This Agreement represents the entire agreement between the parties with regard to the Boyd Employment Contract and may only be modified by written instrument duly executed by both of the parties.

         It is agreed that the Administrators act at all times as agents of the Assignor and without personal liability under this Agreement or otherwise.

         IN WITNESS WHEREOF, the parties have caused this ASSIGNMENT AND ASSUMPTION AGREEMENT to be executed by their respective duly authorized representatives.

                                             MAYFLOWER VEHICLE SYSTEMS plc
                                             (In Administration).

                                             by /s/ NICHOLAS DARGAN
                                                --------------------------------
                                                Nicholas Dargan
                                                Administrator without personal
                                                liability

                                             MAYFLOWER VEHICLE SYSTEMS, INC.

                                             by /s/ VINCENT SPIRKO
                                                --------------------------------
                                                Vincent Spirko
                                                Vice-President